PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                       Three Months Ended
                                                                           March 31,
                                                                  -----------------------------
                                                                     1999             1998
                                                                  ------------     ------------

Net income................................................        $    61,842      $    48,364
   Add: Minority interest in income.......................              3,353            6,352
   Less: Minority interests in income which do not have
    fixed charges.........................................             (3,103)          (6,044)
                                                                  ------------     ------------

Income from continuing operations.........................             62,092           48,672
   Interest expense.......................................              1,204            1,162
                                                                  ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $    63,296      $    49,834
                                                                  ============     ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $     2,162      $     2,419
                                                                  ============     ============

Total Preferred Stock dividends...........................        $    21,530      $    20,140
                                                                  ============     ============

Total Combined Fixed Charges and Preferred Stock dividends        $    23,692      $    22,559
                                                                  ============     ============

Ratio of Earnings to Fixed Charges........................              29.28x           20.60x
                                                                  ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends.......................................               2.67x            2.21x
                                                                  ============     ============


                                                                                      For the Year Ended December 31,
                                                                 -------------------------------------------------------------------
                                                                    1998          1997           1996          1995         1994
                                                                 -----------   -----------    -----------   -----------   ----------
                                                                                 (Amounts in thousands, except ratios)
Net income................................................       $  227,019    $  178,649     $  153,549    $   70,386    $  42,118
   Add: Minority interest in income.......................           20,290        11,684          9,363         7,137        9,481
   Less: Minority interests in income which do not have
    fixed charges.........................................          (15,853)      (10,375)        (8,273)       (4,700)      (5,906)
                                                                 -----------   -----------    -----------   -----------   ----------

Income from continuing operations.........................          231,456       179,958        154,639        72,823       45,693
   Interest expense.......................................            4,507         6,792          8,482         8,508        6,893
                                                                 -----------   -----------    -----------   -----------   ----------
Total Earnings Available to Cover Fixed Charges...........       $  235,963    $  186,750     $  163,121    $   81,331    $  52,586
                                                                 ===========   ===========    ===========   ===========   ==========

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................       $    7,988    $    9,220     $   10,343         8,815    $   6,893
                                                                 ===========   ===========    ===========   ===========   ==========

Total Preferred Stock dividends...........................       $   78,375    $   88,393     $   68,599    $   31,124    $  16,846
                                                                 ===========   ===========    ===========   ===========   ==========

Total Combined Fixed Charges and Preferred Stock dividends       $   86,363    $   97,613     $   78,942    $   39,939    $  23,739
                                                                 ===========   ===========    ===========   ===========   ==========

Ratio of Earnings to Fixed Charges........................            29.54x        20.25x         15.77x         9.23x        7.63x
                                                                 ===========   ===========    ===========   ===========   ==========
Ratio of Earnings to Combined Fixed Charges and Preferred
    Stock dividends.......................................             2.73x         1.91x          2.07x         2.04x        2.22x
                                                                 ===========   ===========    ===========   ===========   ==========

                                   Exhibit 12

                                                                           Three Months Ended
                                                                               March 31,
                                                                      --------------------------
                                                                          1999            1998
                                                                      ----------      ----------
SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS
-------------------------------------------------------------
("FFO")  TO FIXED CHARGES:
--------------------------
FFO.............................................................      $   92,634      $   74,243

Interest expense................................................           1,204           1,162
                                                                      ----------      ----------

Adjusted FFO available to cover fixed charges...................      $   93,838      $   75,405
                                                                      ==========      ==========

Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................      $    2,162      $    2,419
                                                                      ==========      ==========
Total Preferred Stock dividends.................................      $   21,530      $   20,140
                                                                      ==========      ==========
Total Combined Fixed Charges and Preferred Stock dividends......      $   23,692      $   22,559
                                                                      ==========      ==========
Ratio of FFO to Fixed Charges...................................          43.40x          31.17x
                                                                      ==========      ==========
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends...................................................           3.96x           3.34x
                                                                      ==========      ==========


                                                                                          For the Year Ended December 31,
                                                                     ---------------------------------------------------------------
                                                                        1998         1997          1996         1995          1994
                                                                     ----------   ----------   ----------   ----------    ----------
SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS
-------------------------------------------------------------
("FFO")  TO FIXED CHARGES:
--------------------------
FFO.............................................................     $ 336,363    $  272,234   $  224,476   $  105,199    $   56,143

Interest expense................................................         4,507         6,792        8,482        8,508         6,893
                                                                     ----------   ----------   ----------   ----------    ----------

Adjusted FFO available to cover fixed charges...................     $ 340,870    $  279,026   $  232,958   $  113,707    $   63,036
                                                                     ==========   ==========   ==========   ==========    ==========

Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................     $   7,988    $    9,220   $   10,343   $    8,815    $    6,893
                                                                     ==========   ==========   ==========   ==========    ==========
Total Preferred Stock dividends.................................     $  78,375    $   88,393   $   68,599   $   31,124    $   16,846
                                                                     ==========   ==========   ==========   ==========    ==========
Total Combined Fixed Charges and Preferred Stock dividends......     $  86,363    $   97,613   $   78,942   $   39,939    $   23,739
                                                                     ==========   ==========   ==========   ==========    ==========
Ratio of FFO to Fixed Charges...................................        42.67x        30.26x       22.52x       12.90x         9.15x
                                                                     ==========   ==========   ==========   ==========    ==========
Ratio of FFO to Combined Fixed Charges and Preferred Stock
    dividends...................................................         3.95x         2.86x        2.95x        2.85x         2.66x
                                                                     ==========   ==========   ==========   ==========    ==========

                                   Exhibit 12